MUTUAL RELEASE AND SETTLEMENT AGREEMENT

     This  Mutual  Release  and Settlement Agreement  hereinafter

("RELEASE") is made and entered into as of June 12, 2000.

     Greenwood & Hall, a division of PCS Link, Inc.

     National Boston Medical, Inc. (NBM)

     Infotopia, Inc. (IFTP)

     Daniel J. Hoyng. (Hoyng)

     PARTIES shall mean G&H, NBM, IFTP and HOYNG.

     UNDERLYING MATTER taken out.

     This RELEASE is made and entered into by and among G&H, NBM,

IFTP, and HOYNG.

                            RECITALS

The UNDERLYING MATTER is based that Greenwood & Hall contends that NBM / Infotopia have breached various contracts. NBM, IFTP, and HOYNG have contended that G&H negligently performed in the execution of their contract.
     It  is  the desire of the PARTIES to this RELEASE to resolve any and all differences between them, to settle and terminate any dispute which now exists between them with regard to any and  all claims which the PARTIES may have against each other.

     Now,  therefore,  in  consideration of the  mutual  promises contained  herein, and in order to resolve all  disputes  arising from the UNDERLYING MATTER, the sale of and for good and valuable consideration,  receipt of which is hereby  acknowledged,  it  is agreed as follows:

     1.    Consideration.  In consideration for this RELEASE, the

PARTIES agree as follows:

          1.   IFTP shall pay to G&H the sum of $ 131,500 payable as

               outlined in Exhibit A.  IFTP shall pay approximately $ 50,000 of this balance no later than 6 June 2000 via bank wire or cashier's check.

2. Greenwood & Hall shall ship all remaining merchandise to IFTP' within five (5) days of receiving payment, however, shipping will not commence until three (3) days after such time as IFTP provides Greenwood & Hall with a clean database of customers that should no longer be shipped to due to order cancellation and/or consumer initiated chargeback. This database will be based on the joint efforts of all parties. In consideration of the Greenwood & Hall's decision to settle this matter for significantly less than contract value and actual damages Greenwood & Hall incurred, IFTP shall not be entitled to any service credits and/or refunds for services that no longer need to be rendered due to order cancellations and/or customer initiated chargebacks.
               a. Greenwood & Hall shall ship IFTP product(s) to customers via the least cost shipping method and shall assume no liability or responsibility for items that are lost/damaged in transit to customers and/or for customer returns.

               b. A complete list of inventory, customer shipment log and IC Verify will be submitted to NBMX & IFTP.
               c. Second payment will be made after shipping documents of past and present shipment that were made by Greenwood and Hall or any other agent that was used for shipping.

          3.   Upon Greenwood & Hall's completion of shipping for IFTP,

               IFTP will at its sole cost pick-up all inventories remaining at

               Greenwood & Hall's location within seven (7) days of such

              completion. In the event IFTP does not retrieve said inventory or is unable to due to disputes with Media Funding Corporation; IFTP shall pay a storage fee of $ 35.00 per pallet per month starting

              June 1, 2000. This fee shall be charged in one-month increments and shall not be prorated. If IFTP fails to prepay these fees within fifteen (15) days of receiving an invoice, Greenwood &

              Hall shall have the right to liquidate IFTP inventory at no further notice to IFTP

4. Upon execution of this document from IFTP, IFTP will provide notice from it's attorney that all payments will be made to as per Exhibit A to Greenwood & Hall and Greenwood & Hall shall return the two (2) returned checks presented by Daniel
Hoyng to IFTP's attorney. All parties acknowledge that Greenwood
& Hall is releasing the returned checks in good faith and has decided to do so based solely on the representations of NBM, IFTP, and HOYNG that IFTP will fulfill its entire payment obligation to Greenwood & Hall as specified in Exhibit A of this Agreement.
5. The PARTIES agree to keep the terms of this RELEASE confidential and will not comment on the UNDERLYING MATTER, except where required to do so by subpoena or other proceeding where testimony is compelled by law.
     2.   Release.  G&H hereby generally and specifically release,

acquit  and  forever discharge, indemnify and hold harmless  NBM,

IFTP,   and   HOYNG  and  their  agents,  servants,   successors,

predecessors,   heirs,   executors,   administrators,    assigns,

subsidiaries,    business   affiliates,   officers,    directors,

shareholders,     employees,     representatives,     guarantors,

accountants,  and  attorneys from any and  all  claims,  demands,

liabilities,  actions, causes of actions, damages,  expenses  and obligations  whatsoever whether known or  unknown,  suspected  or claimed,  as well as all issues within and which could have  been raised in the UNDERLYING MATTER.

     1.    NBM,  IFTP and HOYNG hereby generally and specifically

releases,  acquits,  forever  discharges  indemnifies  and  holds

harmless    G&H   and   their   agents,   servants,   successors,

predecessors,   heirs,   executors,   administrators,    assigns,

subsidiaries,    business   affiliates,   officers,    directors,

shareholders,     employees,     representatives,     guarantors,

accountants,  and  attorneys, from any and all  claims,  demands,

liabilities,  actions,  causes of action, damages,  expenses  and obligations  whatsoever, whether known or unknown,  suspected  or claimed,  including all issues as described and  alleged  in  the

UNDERLYING  MATTER, as well as all issues within and which  could have been raised in the UNDERLYING MATTER.

     3.    Waiver.  This agreement is a full, mutual and  general

release and constitutes a full and final accord and satisfaction,

extending to all claims of any nature that may exist between  the

PARTIES  whether  known or unknown, suspected or  anticipated  by them  to  exist  in  their favor and regardless  of  whether  any unknown,  unsuspected  or unanticipated  claim  would  materially affect settlement and compromise of each of the matters mentioned

herein.    The   PARTIES  to  this  RELEASE   hereby   expressly,

voluntarily and knowingly waive, relinquish and abandon each  and every  right,  protection and benefit  to  which  they  would  be entitled now or at any time hereafter under Section 1542  of  the

Civil Code of California, which provides as follows:

          "A  general release does not extend to claims
          which  the creditor does not know or  suspect
          to   exist  in  his  favor  at  the  time  of
          executing the release, which if known by him must have materially affected his settlement with the debtor."

     4.    Final  Settlement.  In making this  voluntary  express

waiver  of  the protection of Section 1542 of the Civil  Code  of

California, the PARTIES to this RELEASE acknowledge that they may discover  claims or facts in addition to or different from  those which  they know or believe to exist with respect to the  matters

mentioned  herein.   It is their intention to fully  and  forever

settle  and  release  any  and all of such  matters,  claims  and disputes,  whether  known or unknown, suspected  or  unsuspected,

anticipated or unanticipated, incident to such intention  between

the  PARTIES.   This  RELEASE is and  shall  remain  a  full  and

complete   general  release  notwithstanding  the  discovery   or

existence of any such additional or different claims or facts.

     5.    No Assignment.  The PARTIES represent and warrant that

they  have  not heretofore collectively or individually assigned,

transferred,  or  hypothecated or purported to have  assigned  or transferred  or  hypothecated  or  will  in  the  future  assign,

transfer  or  hypothecate to anyone any  debt,  judgment,  claim,

liability,  demand,  action, cause of  action,  or  any  interest therein,  based  upon  or  arising out of  or  pertaining  to  or

concerning   or   connected  with  any   matter,   fact,   event,

circumstance, or thing released herein.

     6.    No  Admissions.   Each  party acknowledges  that  this

RELEASE effects the settlement of claims which are denied by  the

PARTIES to the action and that nothing contained herein shall  be construed as an admission of liability by or on behalf of  either

party  by  whom  liability  is expressly  denied.   Neither  this

RELEASE  nor  any  of  its  terms  shall  be  admissible  in  any proceeding  between  the  PARTIES except  in  any  proceeding  to interpret or enforce its terms.

     7.    Authorization.  To further the interest of the PARTIES

in  this  RELEASE, each party warrants that it has the  power  to settle  and  release fully and completely all  claims  causes  of action, demands, charges, and liabilities against the other party to  this RELEASE.  Each signatory signing this RELEASE on  behalf of  a  party  warrants  that he or she  is  duly  authorized  and empowered to sign this RELEASE on that party's behalf.

     8.    No Inducement.  The PARTIES declare and represent that

no  promises, inducements, or agreements not expressly  contained herein were made, that this RELEASE contains the entire agreement between  the  PARTIES, and that the terms  of  this  RELEASE  are contractual and not recitals only.

     9.   Binding Effect.  The provisions of this RELEASE will be

binding  upon  and inure to the benefit of the heirs,  executors,

administrators,    personal   representatives,   predecessors-in-

interest,  successors-in-interest and assigns of  the  respective

PARTIES hereto.  The PARTIES, on the other hand, agree to forever refrain  and forebear from commencing, instituting or prosecuting any  such  arbitration,  action or other proceeding  against  one another  based  on,  arising out of, or in  connection  with  any claim, debt, liability, demand, obligation, cost, expense, action or  cause of action that is released and discharged by reason  of this RELEASE.

     10.        Further Documents.  The PARTIES agree to sign all

papers  and  to execute and deliver such additional documents  as are required to effectuate each of the terms of this RELEASE.

     11.         Representation.   The  PARTIES   represent   and

acknowledge that they have conferred with and are represented  by counsel  of their own selection with respect to this RELEASE  and all matters covered by it.  Each party represents that he, she or it was fully advised by counsel with respect to all rights, which are affected by this RELEASE.

     12.        No  Modification.  This document sets  forth  the

entire  agreement  between the PARTIES and may  not  be  altered,

amended  or  modified  in  any respect  except  by  writing  duly executed  by the party to be charged.  All earlier understandings and  oral  agreements  are expressly superseded  and  are  of  no further force and effect.

     13.        Attorney's  Fees.  Each PARTY  shall  bear  their

attorney's fees and costs with respect to the UNDERLYING MATTER.

     14.         Headings.    Headings  are   used   herein   for

convenience  only  and  shall have no  force  or  effect  in  the interpretation or construction of this RELEASE.  As used in  this

Agreement,  the  singular  shall  include  the  plural,  and  the masculine shall include the feminine and neuter gender.

     15.        California  Law.   The  laws  of  the  State   of

California  shall  govern this RELEASE.  In the  event  that  any provision  of this RELEASE is held to be ineffective or  invalid,

the  remaining provisions will nevertheless be given  full  force and effect.

     16.        Construction.   This RELEASE shall  be  construed

without  regard  to who drafted same, and shall be  construed  as though all PARTIES hereto participated equally in the drafting of the  RELEASE.  The PARTIES further agree that any dispute arising from  interpretation of this agreement is to be mediated by Judge

William  Dodds.   Judge Dodds shall also have the  discretion  to

shift the costs and fees associated with mediating the dispute to the losing party.

     17.       Counterparts.  For the convenience of the PARTIES,

this  document, consisting of eight (9) pages, including  Exhibit

A,   may  be  executed  in  counterparts,  which  shall  together constitute  the  agreement of the PARTIES as  one  and  the  same document

18.        Specific Enforcement.  This Settlement Agreement shall

be specifically enforceable.

     WE  HAVE  EXECUTED THIS AGREEMENT AND RELEASE  ON  THE  DATE

BELOW WRITTEN, EFFECTIVE UPON EXECUTION BY ALL PARTIES.

Dated:                                June        12,        2000
_____________________________________
                              for GREENWOOD & HALL, a division of
                              PCS Link, Inc.

Dated:                        June 12, 2000  /s/ Barry McFarland
                              Barry McFarland
                              for NATIONAL BOSTON MEDICAL, INC.

Dated:                        June 12, 2000  /s/ Daniel J. Hoyng
                              Daniel J. Hoyng
                              for INFOTOPIA, INC.

Dated:                        June 12, 2000  /s/ Daniel J. Hoyng
                              Daniel J. Hoyng
                              For Daniel J. Hoyng


APPROVED AS TO FORM AND CONTENT



/s/ Howard Mark Becker
Howard Mark Becker, Esq.
Attorney for Greenwood & Hall


___________________________________
Attorney for IFTP, NBM, HOYNG